AMENDMENT TO
SENIOR LENDING AGREEMENT TO
ADD BANKS OR OTHER FINANCIAL INSTITUTIONS

Amendment No. 3 to Senior Lending Agreement

This Amendment to that certain Secured Senior Lending Agreement dated as of June 12, 2009, a copy of which is attached hereto (hereinafter referred to as the “Senior Lending Agreement”) is made as of March 31, 2010 by and between all banks or other financial institutions which are, as of the date hereof, parties to such Senior Lending Agreement; Pioneer Financial Services, Inc. (hereinafter referred to as “Pioneer”) certain of its Subsidiaries and Citizens Bank and Trust Company, a Missouri corporation with offices located at 7280 NW 87th Terrace; Suite 300; Kansas City, MO 64153 (“Citizens”) and Enterprise Bank &Trust, a Missouri charter trust company with offices located at 12695 Metcalf Avenue; Overland Park, KS 66213 (“Enterprise”) (Citizens and Enterprise are hereinafter referred to as “New Banks”).

WHEREAS, Pioneer has requested New Banks to extend credit to it and New Banks are willing to extend such credit; and

WHEREAS, Pioneer is prohibited from receiving credit from New Banks unless New Banks become a party to the Senior Lending Agreement; and

WHEREAS, New Banks desire to each become a party to the Senior Lending Agreement.

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between Pioneer, each of the New Banks and all of the banks and financial institutions which are presently parties to the Senior Lending Agreement as follows:

1.           The Senior Lending Agreement is hereby amended pursuant to Section 12 thereof to add each of the New Banks as a party thereto on the eleventh (11th) business day following delivery by Pioneer of a copy hereof executed by both Pioneer and each of the New Banks to each of the banks and financial institutions which are presently parties to the Senior Lending Agreement if none of the said banks or financial institutions objects to either of the New Banks becoming a party to the Senior Lending Agreement.

2.           Upon the effective date hereof which shall be determined by paragraph 2 of Section 12 of the Senior Lending Agreement, each of the New Banks agrees to be bound by all terms and conditions of the Senior Lending Agreement and further agrees that all credit which is extended by each of the New Banks to Pioneer shall be subject to all terms and agreements of the Senior Lending Agreement.

3.           Section 1 of the Senior Lending Agreement is hereby amended to add new definitions which shall state the following:  “Citizens” shall mean Citizens Bank and Trust Company of Kansas City, Missouri” and “Enterprise” shall mean Enterprise Bank & Trust Company with offices located in Kansas.”

4.           The definition of “Banks” in Paragraph 5 of Section 1 of the Senior Lending Agreement is hereby amended to add each of the New Banks within the definition of “Banks”.

5.           Paragraph 13.1 of Section 13 of the Senior Lending Agreement is hereby amended to add the following:

“Citizens Bank and Trust Company
7280 NW 87th Terrace
Attention: Kelley Wilcox
Kansas City, MO 64153
Facsimile No: (816) 459-4016”

“Enterprise Bank & Trust Company
12695 Metcalf Avenue
P.O. Box 25250 66225-9981
Attention: Linda Hanson
Overland Park, KS 66213
P.O. Box 25250
Overland Park, KS 66225-9981
Facsimile No: (913) 663-9348”

6.           All terms of the Senior Lending Agreement, unless expressly amended hereby, shall remain in full force and effect as if this Amendment had not been adopted.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Senior Lending Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC. a Missouri corporation individually and on behalf of its Subsidiaries listed on Exhibit L to the Senior Lending Agreement

By:	/s/ Laura V. Stack
Name:	Laura V. Stack
Title:	Chief Financial Officer

Citizens Bank and Trust Company, a Missouri Corporation

By:	/s/ Kelley Wilcox
Name:	Kelley Wilcox
Title:	Senior Vice President, Commercial Banking

Enterprise Bank & Trust Company, a Missouri charter trust company

By:	/s/ Linda Hanson
Name:	Linda Hanson
Title:	Regional President, Kansas City

EXHIBIT D
CREDIT FACILITY LETTER

The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of Seven Million, Five Hundred Thousand ($7,500,000) during the next twelve (12) months to Pioneer Financial Services, Inc., a Missouri corporation, and certain subsidiaries which shall be subject to all terms and conditions of that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the "Agreement").  The terms hereof are hereby incorporated by reference into the Agreement, reference to which is made for a full statement of all terms thereof.  The specific terms of the Credit Facility are as follows:

Lender:	Enterprise Bank & Trust 12695 Metcalf Avenue Overland Park, KS 66213 (the "Bank")
Borrower:	Pioneer Financial Services, Inc. 4700 Belleview, Suite 300 Kansas City, Missouri 64112 And certain Subsidiaries listed on Exhibit L to the Agreement (the "Borrower")
Drawings:
This Credit Facility is available through March 31, 2011 unless terminated earlier pursuant to the terms of the Agreement.  All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, N.A., in Account No. 9801049275.

Facility:	Revolving Grid Note:	$1,500,000
	Revolving Grid Note Pricing:
	Revolving Grid Note Maturity:
	Amortizing Note(s) Funded:
	Amortizing Note(s) Unfunded:	$6,000,000
	Amortizing Note(s) Pricing:
	Single Pay Term Note Amount:
	Single Pay Term Note Expiry Date:

We appreciate this opportunity to provide this statement of present expectations in support or your financial requirements.  Your acceptance of any credit which may be extended by the undersigned constitutes a certification that all warranties and representations in Section 5 of the Agreement are true as of the date of the extension of any such credit and that no Borrower, as of such date, is in default under the terms of such Agreement.  By delivery of this Credit Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

Enterprise. Bank & Trust
Bank Name

Dated:	March 31, 2010	By:	/s/ Linda Hanson
		Name:	Linda Hanson
		Title:	Regional President, Kansas City

EXHIBIT D

CREDIT FACILITY LETTER

The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of Seven Million, Five Hundred Thousand ($7,500,000) during the next twelve (12) months to Pioneer Financial Services, Inc., a Missouri corporation, and certain subsidiaries which shall be subject to all terms and conditions of that certain Secured Senior Lending Agreement dated as of June 12, 2009 (the "Agreement").  The terms hereof are hereby incorporated by reference into the Agreement, reference to which is made for a full statement of all terms thereof.  The specific terms of the Credit Facility are as follows:

Lender:	Citizens Bank & Trust Company 7280 NW 87th Terrace, Suite 300 Kansas City, MO 64153 (the "Bank")
Borrower:	Pioneer Financial Services, Inc. 4700 Belleview, Suite 300 Kansas City, Missouri 64112 And certain Subsidiaries listed on Exhibit L to the Agreement (the "Borrower")
Drawings:
This Credit Facility is available through March 31, 2011 unless terminated earlier pursuant to the terms of the Agreement.  All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, N.A., in Account No. 9801049275.

Facility:	Revolving Grid Note Funded:	$977,500*
	Revolving Grid Note Unfunded:	$22,500
	Revolving Grid Note Pricing:
	Revolving Grid Note Maturity:
	Amortizing Note(s) Funded:	$5,234,081.89*
	Amortizing Note(s) Unfunded:	$1,265,918.11
	Amortizing Note(s) Pricing:
	Single Pay Term Note Amount:
	Single Pay Term Note Expiry Date:

*The "Amortizing Notes Funded" and "Revolving Grid Note Funded" balance of $5,234,081.89 and $977,500 respectively, includes prior debt issued to Solutions Bank which was subsequently sold to Citizens Bank & Trust Company.

We appreciate this opportunity to provide this statement of present expectations in support of your financial requirements.  Your acceptance of any credit which may be extended by the undersigned constitutes a certification that all warranties and representations in Section 5 of the Agreement are true as of the date of the extension of any such credit and that no Borrower, as of such date, is in default under the terms of such Agreement.  By delivery of this Credit Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

Citizens Bank & Trust Company
Bank Name

Dated:	March 30, 2010	By:	/s/ Kelley Wilcox
		Name:	Kelley Wilcox
		Title:	Senior Vice President, Commercial Lending